Exhibit 99.1

 News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports First Quarter 2024 Results

PASADENA, Calif., May 8, 2024 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the first quarter of fiscal year 2024.

“While we are not content with the start of the year, we are encouraged by the response of our value offerings and targeted promotions which drove improved performance as the quarter progressed,” said John Peyton, chief executive officer, Dine Brands Global, Inc. “This quarter is an important reminder that our guests are craving abundant value and we are committed to meet their need through our upcoming campaigns and new menu items, while leveraging the resources of our platform to support franchisees.”

Vance Chang, chief financial officer, Dine Brands Global, Inc. added, “Our brands have been tested through many economic cycles in the past decades and while our first quarter results reflect the impact of consumer price sensitivity and challenging weather conditions, our fundamental business model remains steady with solid cash flow and positioning us to deliver on our guidance for the year.”

Domestic Restaurant Sales for the First Quarter of 2024

•

Applebee’s year-over-year domestic comparable same-restaurant sales declined 4.6% for the first quarter of 2024. Off-premise sales mix accounted for 22.1% in the first quarter of 2024 compared to 23.1% in the first quarter of 2023.

•

IHOP’s year-over-year domestic comparable same-restaurant sales declined 1.7% for the first quarter of 2024. Off-premise sales mix accounted for 21.0% in the first quarter of 2024 compared to 21.7% in the first quarter of 2023.

First Quarter of 2024 Summary

•

Total revenues for the first quarter of 2024 were $206.2 million compared to $213.8 million for the first quarter of 2023. The decline was primarily due to the negative comparable same-restaurant sales growth at Applebee’s and IHOP, partially offset by increases in the number of effective franchise restaurants and proprietary product sales at IHOP.

•

General and Administrative (“G&A”) expenses for the first quarter of 2024 were $52.2 million compared to $51.1 million for the first quarter of 2023. The variance was primarily attributable to an increase in compensation-related expenses (predominantly stock-based compensation) and an increase in consumer research expenses, partially offset by a decrease in professional services.

•

GAAP net income available to common stockholders was $17.0 million, or earnings per diluted share of $1.13, for the first quarter of 2024 compared to net income available to common stockholders of $26.7 million, or earnings per diluted share of $1.74 for the first quarter of 2023. The decline was primarily due to a decrease in segment profit, an increase in interest expense as a result of our April 2023 refinancing and a prior year gain on debt extinguishment, partially offset by a decrease in income taxes.

•

Adjusted net income available to common stockholders was $19.9 million, or adjusted earnings per diluted share of $1.33, for the first quarter of 2024 compared to adjusted net income available to common stockholders of $30.2 million, or adjusted earnings per diluted share of $1.97, for the first quarter of 2023. The decline was primarily due to a decrease in segment profit, an increase in interest expense as a result of our April 2023 refinancing and an increase in G&A expenses, partially offset by a decrease in income taxes. (See “Non-GAAP Financial Measures” and reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the first quarter of 2024 was $60.8 million compared to $66.4 million for the first quarter of 2023. (See “Non-GAAP Financial Measures” and reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•

Cash flows provided by operating activities for the first quarter of 2024 were $30.6 million. This compares to cash flows provided by operating activities of $16.1 million for the first quarter of 2023. The increase was primarily due to a favorable increase in working capital, partially offset by a decrease in segment profit.

•

Adjusted free cash flow was $29.7 million for the first quarter of 2024. This compares to adjusted free cash flow of $2.3 million for the first quarter of 2023. (See “Non-GAAP Financial Measures” and reconciliation of the Company’s cash provided by operating activities to adjusted free cash flow.)

•	Development activity by Applebee’s and IHOP franchisees for the first quarter of 2024 resulted in nine new restaurant openings and the closure of 20 restaurants.

Key Balance Sheet Metrics (as of March 31, 2024)

•	Total cash, cash equivalents and restricted cash of approximately $212.1 million, of which approximately $145.0 million was unrestricted cash.

•	Leverage ratio of approximately 4.3x compared to approximately 4.2x as of December 31, 2023.

•	Available borrowing capacity under the Variable Funding Senior Secured Notes is over $220 million.

GAAP Effective Tax Rate

The Company’s effective tax rate was 27.3% for the three months ended March 31, 2024, as compared to 24.2% for the three months ended March 31, 2023. The effective tax rate for the three months ended March 31, 2024, was higher than the rate of the prior comparable period primarily due to a lower tax deduction related to stock-based compensation.

Capital Returns to Equity Holders

During the first quarter of 2024, the Company repurchased approximately $6.0 million of its common stock and paid quarterly cash dividends totaling approximately $7.8 million.

Financial Performance Guidance for 2024

The Company reiterated its fiscal year 2024 guidance items:

•	Reiterated: Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between 0% and 2%.

•	Reiterated: IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between 1% and 3%.

•	Reiterated: Domestic development activity for Applebee’s franchisees is between 25 and 35 net fewer restaurants.

•	Reiterated: Domestic development activity by IHOP franchisees and area licensees is expected to be between 15 and 25 net new openings.

•	Reiterated: Consolidated adjusted EBITDA is expected to range between approximately $255 million and $265 million.

•

Reiterated: G&A expenses are expected to range between approximately $200 million and $210 million. This total includes non-cash stock-based compensation expense and depreciation of approximately $35 million.

•	Reiterated: Gross capital expenditures are expected to range between approximately $15 million and $20 million.

Dine Brands does not provide forward-looking guidance for GAAP net income because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, other non-income-based taxes and other items deemed not reflective of current operations.

First quarter of 2024 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on May 8, 2024, at 9:00 a.m. Eastern time. To access the call, please click this conference call registration link, and you will be provided with dial in details. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of March 31, 2024, these three brands consisted of close to 3,600 restaurants across 18 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters, pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest charges, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Total revenues excluding the refranchised Applebee’s restaurants is helpful for Management to evaluate the performance of franchised restaurants over comparative periods. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$100,616	$102,925
Advertising revenues	75,261	77,037

Total franchise revenues	175,877	179,962
Company restaurant sales	274	1,057
Rental revenues	29,549	31,951
Financing revenues	535	797

Total revenues	206,235	213,767

Cost of revenues:
Franchise expenses:
Advertising expenses	75,261	77,037
Bad debt expense	183	923
Other franchise expenses	11,029	9,406

Total franchise expenses	86,473	87,366
Company restaurant expenses	299	1,079
Rental expenses:
Interest expense from finance leases	740	709
Other rental expenses	21,215	20,899

Total rental expenses	21,955	21,608
Financing expenses	84	98

Total cost of revenues	108,811	110,151

Gross profit	97,424	103,616
General and administrative expenses	52,187	51,087
Interest expense, net	18,072	14,709
Closure and impairment charges	634	467
Amortization of intangible assets	2,722	2,774
Gain on extinguishment of debt	—	(1,661)
(Gain) loss on disposition of assets	(237)	71

Income before income taxes	24,046	36,169
Income tax provision	(6,573)	(8,759)

Net income	17,473	27,410
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustment	(2)	1

Total comprehensive income	$17,471	$27,411

Net income available to common stockholders:
Net income	$17,473	$27,410
Less: Net income allocated to unvested participating restricted stock	(512)	(679)

Net income available to common stockholders	$16,961	$26,731

Net income available to common stockholders per share:
Basic	$1.13	$1.75

Diluted	$1.13	$1.74

Weighted average shares outstanding:
Basic	14,980	15,304

Diluted	14,980	15,339

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,994	$146,034
Receivables, net of allowance	90,694	127,937
Restricted cash	47,631	35,058
Prepaid gift card costs	23,242	29,545
Prepaid income taxes	—	3,445
Other current assets	10,638	15,759

Total current assets	317,199	357,778
Non-current restricted cash	19,500	19,500
Property and equipment, net	159,706	161,891
Operating lease right-of-use assets	278,056	275,214
Deferred rent receivable	31,140	33,326
Long-term receivables, net of allowance	35,439	35,602
Goodwill	254,062	254,062
Other intangible assets, net	583,373	586,033
Other non-current assets, net	16,734	16,881

Total assets	$1,695,209	$1,740,287

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$100,000	$100,000
Accounts payable	42,975	36,193
Gift card liability	146,714	175,640
Current maturities of operating lease obligations	63,110	63,498
Current maturities of finance lease and financing obligations	6,886	7,243
Accrued employee compensation and benefits	11,600	23,211
Accrued advertising expenses	2,290	9,446
Dividends payable	7,881	7,827
Other accrued expenses	28,514	37,394

Total current liabilities	409,970	460,452
Long-term debt, net, less current maturities	1,085,002	1,084,502
Operating lease obligations, less current maturities	269,913	269,097
Finance lease obligations, less current maturities	36,489	34,389
Financing obligations, less current maturities	25,657	26,984
Deferred income taxes, net	58,808	60,829
Deferred franchise revenue, long-term	37,288	38,658
Other non-current liabilities	16,887	16,350

Total liabilities	1,940,014	1,991,261

Commitments and contingencies
Stockholders’ deficit:
Common stock	248	249
Additional paid-in-capital	245,680	256,542
Retained earnings	159,597	150,008
Accumulated other comprehensive loss	(66)	(64)
Treasury stock, at cost	(650,264)	(657,709)

Total stockholders’ deficit	(244,805)	(250,974)

Total liabilities and stockholders’ deficit	$1,695,209	$1,740,287

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net income	$17,473	$27,410
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	9,741	9,222
Non-cash closure and impairment charges	634	459
Non-cash stock-based compensation expense	4,923	1,718
Non-cash interest expense	803	1,171
Gain on extinguishment of debt	—	(1,661)
Deferred income taxes	1,086	(2,901)
Deferred revenue	(1,583)	(1,193)
(Gain) loss on disposition of assets	(237)	71
Other	(212)	(308)
Changes in operating assets and liabilities:
Receivables, net	1,833	(2,369)
Deferred rent receivable	2,186	2,557
Current income tax receivables and payables	9,388	224
Gift card receivables and payables	(978)	(2,310)
Other current assets	5,120	5,024
Accounts payable	(2,158)	(7,579)
Operating lease assets and liabilities	(3,327)	340
Accrued employee compensation and benefits	(11,449)	(11,801)
Accrued advertising	(2,801)	(5,067)
Other current liabilities	111	3,069

Cash flows provided by operating activities	30,553	16,076

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	2,525	3,345
Additions to property and equipment	(3,335)	(16,030)
Proceeds from sale of property and equipment	81	—
Additions to long-term receivables	(371)	—
Other	(74)	(54)

Cash flows used in investing activities	(1,174)	(12,739)

Cash flows from financing activities:
Repayment of long-term debt	—	(66,574)
Dividends paid on common stock	(7,827)	(15,971)
Repurchase of common stock	(6,000)	(5,000)
Principal payments on finance lease and financing obligations	(1,640)	(1,870)
Proceeds from stock options exercised	—	584
Repurchase of restricted stock for tax payments upon vesting	(2,347)	(3,527)
Tax payments for share settlement of restricted stock units	(29)	(859)
Other	(3)	—

Cash flows used in financing activities	(17,846)	(93,217)

Net change in cash, cash equivalents and restricted cash	11,533	(89,880)
Cash, cash equivalents and restricted cash at beginning of period	200,592	324,984

Cash, cash equivalents and restricted cash at end of period	$212,125	$235,104

Supplemental disclosures:
Interest paid in cash	$19,846	$16,702
Income taxes paid in cash	$2,907	$11,937

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; gain on extinguishment of debt; gain or loss on disposition of assets; acquisition costs; other EBITDA adjustments; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended March 31,
	2024	2023
Net income available to common stockholders	$16,961	$26,731
Closure and impairment charges	634	467
Amortization of intangible assets	2,722	2,774
Non-cash interest expense	803	1,171
(Gain) loss on disposition of assets	(237)	71
Gain on extinguishment of debt	—	(1,661)
Acquisition costs	—	771
Other EBITDA adjustments	200	1,217
Net income tax provision for above adjustments	(1,072)	(1,251)
Net income allocated to unvested participating restricted stock	(85)	(89)

Net income available to common stockholders, as adjusted	$19,926	$30,201

Diluted net income available to common stockholders per share:
Net income available to common stockholders	$1.13	$1.74
Closure and impairment charges	0.03	0.02
Amortization of intangible assets	0.13	0.13
Non-cash interest expense	0.04	0.06
(Gain) loss on disposition of assets	(0.01)	0.00
Gain on extinguishment of debt	—	(0.08)
Acquisition costs	—	0.04
Other EBITDA adjustments	0.01	0.06
Net income allocated to unvested participating restricted stock	(0.01)	(0.01)
Rounding	0.01	0.01

Diluted net income available to common stockholders per share, as adjusted	$1.33	$1.97

Numerator for basic EPS - net income available to common stockholders, as adjusted	$19,926	$30,201
Effect of unvested participating restricted stock using the two-class method	—	2

Numerator for diluted EPS - net income available to common stockholders, as adjusted	$19,926	$30,203

Denominator for basic EPS - weighted-average shares	14,980	15,304
Dilutive effect of stock options	—	35

Denominator for diluted EPS - weighted-average shares	14,980	15,339

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Cash flows provided by operating activities	$30,553	$16,076
Principal receipts from notes and equipment contracts	2,525	2,223
Net additions to property and equipment	(3,335)	(16,030)

Adjusted free cash flow	29,743	2,269
Repayment of long-term debt, net	—	(66,574)
Dividends paid on common stock	(7,827)	(15,971)
Repurchase of common stock	(6,000)	(5,000)

	$15,916	$(85,276)

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest charges, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, gain or loss on extinguishment of debt, gain or loss on disposition of assets, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Net income, as reported	$17,473	$27,410
Interest charges on finance leases	740	709
All other interest charges	20,763	17,681
Income tax provision	6,573	8,759
Depreciation and amortization	9,741	9,213
Non-cash stock-based compensation	4,923	1,718
Closure and impairment charges	634	467
Gain on extinguishment of debt	—	(1,661)
Loss (gain) on disposition of assets	(237)	71
Merger and acquisition costs	—	771
Other	200	1,217

Adjusted EBITDA	$60,810	$66,355

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three months ended March 31, 2024, the number of “Effective Restaurants” in the Applebee’s, IHOP and Fuzzy’s systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended
	March 31,
	2024	2023
Applebee’s Restaurant Data
Global Effective Restaurants(a)
Franchise	1,635	1,673
Company	—	—

Total	1,635	1,673

System-wide(b)
Domestic sales percentage change(c)	(5.9)%	5.6%
Domestic same-restaurant sales percentage change(d)	(4.6)%	6.1%

Franchise(b)
Domestic sales percentage change(c)	(5.9)%	9.6%
Domestic same-restaurant sales percentage change(d)	(4.6)%	5.6%
Average weekly domestic unit sales (in thousands)	$54.7	$56.8

IHOP Restaurant Data
Global Effective Restaurants(a)
Franchise	1,644	1,617
Area license	156	156

Total	1,800	1,773

System-wide(b)
Sales percentage change(c)	0.2%	11.4%
Domestic same-restaurant sales percentage change, including area license restaurants(d)	(1.7)%	8.7%

Franchise(b)
Sales percentage change(c)	0.2%	11.5%
Domestic same-restaurant sales percentage change(d)	(1.9)%	8.8%
Average weekly unit sales (in thousands)	$37.6	$38.2

Area License(b)
Sales percentage change(c)	0.0%	10.3%

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Fuzzy’s Restaurant Data
Global Effective Restaurants(a)
Franchise	127	134
Company	1	3

Total	128	137

System-wide(b)
Domestic sales percentage change(c)	(13.1)%	3.5%
Domestic same-restaurant sales percentage change(d)	(9.8)%	(0.4)%

Franchise(b)
Domestic sales percentage change(c)	(11.9)%	3.5%
Domestic same-restaurant sales percentage change(d)	(9.8)%	(0.5)%
Average weekly domestic unit sales (in thousands)	$28.6	$30.8

(a)

“Effective Restaurants” are the weighted average number of restaurants open in each fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s, IHOP and Fuzzy’s systems, which consist of restaurants owned by franchisees and area licensees as well as those owned by the Company. Effective Restaurants do not include units operated as ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).

(b)

“System-wide sales” are retail sales at Applebee’s and Fuzzy’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated Fuzzy’s restaurants. System-wide sales do not include retail sales of ghost kitchens. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s and Fuzzy’s franchise restaurants, Fuzzy’s company-operated restaurants, IHOP franchise restaurants and IHOP area license restaurants were as follows:

	Three Months Ended March 31,
	2024	2023
Reported sales (in millions)

Applebee’s franchise restaurant sales	$1,120.9	$1,190.3

IHOP franchise restaurant sales	803.8	802.2

IHOP area license restaurant sales	77.8	77.8

Fuzzy’s franchise restaurant sales	47.3	53.6

Fuzzy’s company-operated restaurants	0.3	1.1

Total	$2,050.1	$2,125.0

(c)

“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales in any given fiscal period, compared to the same weeks in the prior fiscal period, for domestic restaurants that have been operated during both fiscal periods that are being compared and have been open for at least 18 months. Because of new restaurant openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity	Three Months Ended March 31,
	2024	2023
Applebee’s
Summary - beginning of period:
Franchise	1,642	1,678
Company	—	—

Beginning of period	1,642	1,678

Franchise restaurants opened:
Domestic	—	—
International	2	2

Total franchise restaurants opened	2	2

Franchise restaurants permanently closed:
Domestic	(5)	(6)
International	(3)	(1)

Total franchise restaurants permanently closed	(8)	(7)

Net franchise restaurant reduction	(6)	(5)

Summary - end of period:
Franchise	1,636	1,673
Company	—	—

Total Applebee’s restaurants, end of period	1,636	1,673

Domestic	1,531	1,563
International	105	110

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity (Continued)	Three Months Ended March 31,
	2024	2023

IHOP
Summary - beginning of period:
Franchise	1,657	1,625
Area license	157	156
Company	—	—

Total IHOP restaurants, beginning of period	1,814	1,781

Franchise/area license restaurants opened:
Domestic franchise	5	13
Domestic area license	—	2
International franchise	2	4

Total franchise/area license restaurants opened	7	19

Franchise/area license restaurants permanently closed:
Domestic franchise	(8)	(8)
Domestic area license	(1)	(1)
International franchise	(3)	(1)

Total franchise/area license restaurants permanently closed	(12)	(10)

Net increase (decrease) in franchise/area license restaurants	(5)	9

Summary - end of period:
Franchise	1,653	1,633
Area license	156	157

Total IHOP restaurants, end of period	1,809	1,790

Domestic	1,692	1,683
International	117	107

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity (Continued)	Three Months Ended March 31,
	2024	2023
Fuzzy’s
Summary - beginning of period:
Franchise	131	134
Company	1	3

Beginning of period	132	137

Franchise restaurants opened:
Domestic	—	—

Franchise restaurants permanently closed:
Domestic	(4)	—

Net franchise restaurant reduction	(4)	—

Refranchised from Company restaurants	—	—
Net franchise restaurant reductions	(4)	—

Summary - end of period:
Franchise	127	134
Company	1	3

Total Fuzzy’s restaurants, end of period	128	137

Domestic	128	137
International	—	—

The restaurant counts and activity presented above do not include one domestic Applebee’s ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders), 11 international Applebee’s ghost kitchens and 41 international IHOP ghost kitchens as of March 31, 2024, and two domestic Applebee’s ghost kitchens, 12 international Applebee’s ghost kitchens and 42 international IHOP ghost kitchens as of March 31, 2023.